FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2010

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 108th Avenue NE, Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On August 2, 2010, Expedia, Inc. (the “Company”) announced the offering (the “Offering”) and pricing (the “Pricing”) of its unregistered senior unsecured notes (the “Notes”), which Notes are being offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The Notes will not be registered under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The press releases announcing the Offering and the Pricing were issued in accordance with Rule 135c under the Securities Act and a copy of the press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Expedia, Inc., dated August 2, 2010.

99.2	Press release of Expedia, Inc., dated August 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: August 2, 2010.	By:	/S/ MICHAEL B. ADLER
	Name:	Michael B. Adler
	Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of Expedia, Inc., dated August 2, 2010.

99.2	Press release of Expedia, Inc., dated August 2, 2010.